Filed Pursuant to Rule 424(b)(5)
Registration No. 333-280076
PROSPECTUS SUPPLEMENT
(To Prospectus Dated June 10, 2024)
$200,000,000

Beyond, Inc.

Common Stock
This prospectus supplement relates to the offer and sale of shares of our common stock, par value $0.0001 per share, having an aggregate offering price of up to $200,000,000, offered from time to time through or to JonesTrading Institutional Services LLC as sales agent or principal, which we refer to herein as Jones or the Sales Agent. These sales, if any, will be made under a Capital on DemandTM Sales Agreement, dated June 10, 2024, between us and Jones (the “Sales Agreement”), under which we may issue and sell from time to time shares of our common stock having an aggregate offering price of up to $200,000,000.
The shares of our common stock will be offered at market prices prevailing at the time of sale. We will pay Jones a commission of up to 2.0% of the sales price of all shares sold under the Sales Agreement as sales agent or principal. The net proceeds, if any, that we receive from the sale of the shares will depend on the number of shares actually sold and the offering price for such shares. Our common stock is traded on the New York Stock Exchange under the symbol “BYON.” On June 7, 2024, the last reported sale price of our common stock on the New York Stock Exchange was $14.94 per share. We estimate the offering expenses, other than the Sales Agent’s commission, will be approximately $0.5 million. There is no arrangement for funds to be received in any escrow, trust, or similar arrangement.
The offering of shares pursuant to this prospectus supplement and the accompanying prospectus will terminate upon the earlier of (i) the sale of all of our common stock subject to the Sales Agreement, or (ii) termination of the Sales Agreement as provided therein.
Sales of our common stock, if any, under this prospectus supplement may be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”). Jones is not required to sell any specific number or dollar amount of shares but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreeable terms between Jones and us.
In connection with the sale of the shares on our behalf, Jones will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jones will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Jones with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
We are offering and selling the shares only where offers and sales are permitted. The distribution of this document and the sale of the shares in certain jurisdictions may be restricted by law. Persons outside the United States must observe any applicable restrictions. This is not an offer to sell, or a solicitation of an offer to buy, any securities anywhere it would be unlawful for us to make such an offer or solicitation.
Investing in our common stock involves a high degree of risk. You should carefully consider the information under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, before buying shares of our common stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is June 10, 2024.

Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of shares of our common stock and updates the information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part is the accompanying prospectus, which provides more general information, some of which does not apply to this offering. If there is any inconsistency between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or information incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement, which supersedes any such inconsistent information in the accompanying prospectus and the documents incorporated by reference therein. You should read carefully both this prospectus supplement and the accompanying prospectus (and any applicable free writing prospectuses), together with any documents incorporated by reference herein and therein and the additional information described below under the headings “Information Incorporated by Reference” and “Where You Can Find More Information” in its entirety before making an investment decision.
This prospectus supplement is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. This prospectus supplement does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the shares of our common stock, you should refer to the registration statement, including its exhibits.
We have provided you only the information contained in this prospectus supplement, the accompanying prospectus, the documents we have incorporated by reference herein and therein, along with the information contained in any permitted free writing prospectus we have authorized for use in connection with this offering. We have not, and the Sales Agent has not, authorized anyone to provide you with different information. We do not, and the Sales Agent does not, take responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. We and the Sales Agent are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement, the accompanying prospectus and any applicable free writing prospectus and the offering of our common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares and the distribution of such documents outside the United States. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy the shares in any jurisdiction in which it is unlawful to make such an offering or solicitation.
You should read the entire prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, along with the information contained in any permitted free writing prospectus we have authorized for use in connection with this offering. Neither the delivery of this prospectus supplement and the accompanying prospectus, or any permitted free writing prospectus we have authorized for use in connection with this offering, nor any sale made under such documents shall under any circumstances imply that the information contained or incorporated by reference in such documents is correct as of any date subsequent to the respective dates thereof. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, any document incorporated by reference herein or therein, or any permitted free writing prospectus we have authorized for use in connection with this offering is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus and any applicable free writing prospectus or the time of any sale or distribution of securities. Our business, financial condition, results of operations and prospects may have changed since those dates.
As used in this prospectus supplement, “Beyond,” the “Company,” “we,” “our” and similar terms include Beyond, Inc. and its controlled subsidiaries, unless the context indicates otherwise.

TRADEMARKS
This prospectus supplement and the accompanying prospectus include, or incorporate by reference, our trademarks, service marks, brand names and trade names, including, without limitation, Bed Bath & Beyond®, Overstock.com®, and Zulily®, which are our property and are protected under applicable intellectual property laws. This prospectus supplement and the accompanying prospectus also contain, or incorporate by reference, trademarks, service marks, brand names and trade names of other companies, which are the property of their respective owners. Any use or display of other parties’ trademarks, service marks, brand names or trade names in this prospectus supplement, the accompanying prospectus, or any documents incorporated by reference herein or therein does not imply, and such use or display should not be construed to imply, any affiliation with, or endorsement of or by, such third parties. Solely for convenience, trademarks, service marks, brand names, and trade names referred to in this prospectus supplement, the accompanying prospectus, or any documents incorporated by reference herein or therein may appear with or without the ®, SM or TM symbols, but use (or omission) of such symbols is not intended to limit in any way our rights, or the rights of the applicable owner or any applicable licensor, in and to these trademarks, service marks, brand names, and trade names.

SPECIAL CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and in the accompanying prospectus contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. We intend for these statements to be entitled to the protection of the safe harbor provisions of these laws. You can find many of these statements by looking for words such as “may,” “would,” “could,” “should,” “will,” “expect,” “anticipate,” “predict,” “project,” “potential,” “continue,” “contemplate,” “seek,” “assume,” “believe,” “intend,” “plan,” “forecast,” “goal,” “estimate,” or other similar expressions which identify these forward-looking statements.
These forward-looking statements involve risks and uncertainties and relate to future events or our future financial or operating performance. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry and business, and on management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, you are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to assumptions, risks, uncertainties, and other important factors that are difficult to predict, and that actual results and outcomes may be materially different from the results or outcomes expressed or implied by any of our forward-looking statements for a variety of reasons, including among others:
•
any difficulties we may encounter as a result of our reliance on third-parties that we do not control for the performance of critical functions material to our business, such as carriers, fulfillment partners, and SaaS/IaaS providers;

•	any inability to compete successfully against existing or future competitors or to effectively market our business and generate customer traffic;
•	a recession or other economic downturn, inflation, high interest rates, our exposure to the U.S. housing market, or other changes in U.S. and global economic conditions or U.S. consumer spending;
•
any increases in the price of importing goods into the U.S. or transporting to our customers the types of merchandise we sell or other supply chain challenges that limit our ability to deliver merchandise to our customers in a timely and cost-effective manner;

•
any difficulties or negative consequences we may encounter as a result of our changed company name, changed stock ticker symbol, changed stock exchange on which our common stock trades, or as a result of the use of our various brands including Beyond, Overstock, Bed Bath & Beyond, Zulily, Backyard, and College Living;

•	any problems associated with the changing job market, changing job structure, changing compensation structure, or ability to attract and retain key personnel;
•	any inability to generate and maintain unpaid natural traffic to our Website;
•	any inability to become profitable or generate positive cash flow from operations;
•	any challenges that would result in the event of any loss of functionality or unavailability of our Website or reduced performance of our transaction systems;
•	our exposure to cybersecurity risks, risks of data loss and other security breaches;
•	the risk that we may be required to recognize losses relating to our equity and other investments;
•	the impacts that we would experience if governmental entities or providers of consumer devices and internet browsers further restrict or regulate the use of “cookie” tracking technologies;
•	the impact that any litigation, claims, or regulatory matters could have on our business, financial condition, results of operations, and cash flows;
•	any inability to optimize and effectively operate our distribution center, warehouse, and customer service operations;
•	any failures to effectively utilize technological advancements;
•	negative economic consequences of various global conflicts and macroeconomic factors;

•	negative consequences associated with our determination to partially self-insure our employee’s health insurance;
•	the possibility that we may be unable to protect our proprietary technology and to obtain trademark protection for our marks;
•	current and future claims of intellectual property infringement to which we are subject;
•	any difficulties we may encounter as a result of our reliance on third-parties that we do not control for their representations regarding product compliance with various laws and regulations;
•
any difficulties we may encounter as a result of our evolving business practices, including the expansion of our products and service offerings, our continuing expansion into international markets, and our changing approach to the sale of non-home items and sales through our various websites and brands;

•
any problems associated with our lack of visibility into, and our lack of influence over, our equity method investments, including our reliance on third-parties to timely and accurately report material events to us;

•
any inability of Pelion Venture Partners to successfully manage the Medici Ventures, L.P. fund, in which we are the limited partner, or any other entity in which we also have a direct minority interest; and

•	the other risks described in this prospectus supplement and the documents incorporated by reference herein.
In evaluating all forward-looking statements, you should specifically consider the risks outlined above and in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, especially under the headings “Special Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors,” “Legal Proceedings,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and similar headings. These factors may cause our actual results and outcomes to differ materially from those contemplated by any forward-looking statement. Although we believe that our expectations reflected in the forward-looking statements are reasonable, we cannot guarantee or offer any assurance of future results, levels of activity, performance or achievements or other future events. Our forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein speak only as of the date of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, respectively, and, except as required by law, we undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date hereof or any changes in our expectations or any change in any events, conditions or circumstances on which any of our forward-looking statements are based.

ABOUT BEYOND , INC.
This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein carefully, especially the “Risk Factors” section beginning on page S-7 of this prospectus supplement and the corresponding section contained in our most recent Annual Report on Form 10-K, all of our subsequent Quarterly Reports on Form 10-Q, and other filings we make with the SEC from time to time, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, and our financial statements and the related notes thereto appearing in such filings, before making an investment decision.
We are an e-commerce expert with a singular focus: connecting consumers with products and services they love. As the owner of the iconic Bed Bath & Beyond and Overstock.com brands, as well as several other brands, we strive to curate an exceptional online shopping experience. Specializing in furniture and home furnishings, Bed Bath & Beyond is a premier online retailer, catering to customers in the United States and Canada. Our e-commerce platform, accessible through our mobile app, www.bedbathandbeyond.com, www.bedbathandbeyond.ca, www.overstock.com, and www.backyard.bedbathandbeyond.com (collectively referred to as the “Website”) serves as a gateway for those seeking a diverse array of top-tier, on-trend home products at competitive prices. From furniture, bedding, and bath essentials to patio and outdoor gear, area rugs, tabletop and cookware, décor, storage and organization solutions, small appliances, and home improvement items – we offer an extensive range of furniture and home furnishings to elevate our customers’ living spaces within the four corners of their home and the four corners of their property. We have included our Website addresses only as inactive textual references and do not intend them to be an active link to our Website or incorporate information from our Website into this prospectus supplement.
Our company, based in Midvale, Utah, was founded as a Utah limited liability company in 1997, reorganized as a C corporation in the State of Utah in 1998, and reincorporated in Delaware in 2002. We launched our initial website in March 1999. In November 2023, we changed our corporate name from Overstock.com, Inc. to Beyond, Inc., and transferred the principal listing of our common stock from the Nasdaq Global Market to the New York Stock Exchange. Our common stock ceased trading under the ticker symbol “OSTK” on the Nasdaq Global Market at the close of market November 3, 2023 and on November 6, 2023, our common stock began trading under the ticker symbol “BYON” on the New York Stock Exchange. We will not distinguish between our prior and current corporate name and will refer to our current corporate name throughout this prospectus supplement and the accompanying prospectus.
Our principal executive offices are located at, and our mailing address is, 799 W. Coliseum Way, Midvale, UT 84047, and our telephone number is (801) 947-3100.

THE OFFERING
The following is a brief summary of certain terms of this offering. For a more complete description of the terms of our common stock, see the “Description of Capital Stock” section of the accompanying prospectus.
Common stock offered by us:
Shares of our common stock having an aggregate offering price of up to $200,000,000.
Shares to be outstanding immediately after this offering:
Assuming the sale of all shares of our common stock offered hereby at an assumed offering price of $14.94 per share, which was the last reported sale price of our common stock on the New York Stock Exchange on June 7, 2024, we would have had 59,134,601 shares of common stock outstanding.(1)
Manner of offering:
“At the market offering” that may be made from time to time through or to Jones, as sales agent or principal. See “Plan of Distribution” beginning on page S-15 of this prospectus supplement.
Sales Agent:
JonesTrading Institutional Services LLC
Use of proceeds:
We intend to use the net proceeds from this offering for working capital and other general corporate purposes. As a result, management will retain broad discretion over the allocation of net proceeds. See “Use of Proceeds” on page S-9 of this prospectus supplement.
Risk factors:
Investing in our common stock involves significant risks. See “Risk Factors” on page S-7 of this prospectus supplement and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.
NYSE symbol:
“BYON”
(1)
The number of shares of our common stock that would be outstanding after this offering, assuming the sale of all shares of our common stock offered hereby at an assumed offering price of $14.94 per share, is based on 45,747,721 shares of common stock outstanding as of June 7, 2024. It excludes, as of such date, (i) 2,209,276 shares of our common stock that may be issued upon the vesting of outstanding restricted stock units and performance stock units, (ii) 2,250,000 shares of common stock issuable upon the exercise of outstanding stock options, (iii) 1,641,134 shares of our common stock that remain available for future equity grants under our equity incentive plan, and (iv) 2,742,168 shares of our common stock that remain available for issuance under our employee stock purchase plan.

RISK FACTORS
An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties described below and under the section captioned “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our most recent Annual Report on Form 10-K, all of our subsequent Quarterly Reports on Form 10-Q, and other filings we make with the SEC from time to time, all of which are incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of these risks actually occur, our business, financial condition, results of operations and cash flow could suffer materially. In such event, the trading price of our common stock could decline and you might lose all or part of your investment.
Risks Related to This Offering
If you purchase shares of common stock in this offering, you may suffer immediate dilution of your investment.
The shares sold in this offering, if any, will be sold from time to time at various prices. However, the offering price of our common stock from time to time is expected to be substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of our common stock in this offering, you may pay a price per share that substantially exceeds our net tangible book value per share after this offering. The actual amount of dilution from this offering will be based on numerous factors, particularly the number of shares of common stock issued, the prices at which such shares are sold and our use of the net proceeds therefrom, and cannot be determined at this time.
You may experience future dilution as a result of future equity offerings.
In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may be substantially different from the prices at which we may sell shares from time to time in this offering. We may sell shares or other securities in any other offering at prices per share that are less than some or all of the prices per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price or prices per share at which we may sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the prices per share paid by investors in this offering.
We have broad discretion over the use of our cash, cash equivalents and marketable securities, including the net proceeds we receive in this offering, and may not use them effectively.
Our management has broad discretion to use our cash, cash equivalents and marketable securities, including the net proceeds we receive in this offering, to fund our operations and could spend these funds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our common stock to decline. Pending their use to fund operations, we may invest our cash, cash equivalents and marketable securities in a manner that does not produce income or that loses value.
Future sales of our common stock may depress our stock price.
Sales of a substantial number of shares of our common stock or other securities convertible into or exchangeable for our common stock, or the perception that these sales may occur (including the shares of common stock in this offering), in the public market or otherwise, by us or by a significant stockholder, could depress the trading price of our common stock and impair our ability to raise capital through the sale of additional equity securities.
In addition, we may issue additional shares of our common stock or other securities convertible into or exchangeable for our common stock from time to time in the future in amounts that may be significant. The sale of substantial amounts of our common stock or such other securities, or the perception that these sales may occur, could adversely affect the trading price of our common stock.
The actual number of shares of common stock we will issue under the Sales Agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Sales Agent at any time throughout the term of the Sales Agreement. The number of shares of common stock that are sold by the Sales Agent after our delivery of a placement notice will depend on the market price of the shares of common stock during the sales period and limits we set with the Sales Agent. Because the price per share of each share sold will fluctuate based on the market price of shares of our common stock during the sales period, it is not possible at this stage to predict the number of shares of common stock that will or may be ultimately issued.
The shares of common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares of our common stock at different times will likely pay different prices.
Investors who purchase shares of our common stock in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares of common stock offered for sale, and there is no minimum or maximum per share sales price. Investors in this offering may experience a decline in the value of their shares of common stock as a result of share sales made at prices lower than the prices they paid.

USE OF PROCEEDS
We may issue and sell shares of our common stock having aggregate gross sales proceeds of up to $200,000,000 from time to time (before deducting Sales Agent commissions and expenses). Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, because we may make sales in this offering from time to time over a lengthy period of time, developments in our business and in our business objectives may occur and may affect our allocation of net proceeds of this offering from time to time.
We intend to use the net proceeds from this offering for working capital and other general corporate purposes. Pending our use of the net proceeds, we intend to hold them in demand deposit bank accounts, U.S. Treasuries or other short term cash equivalents.

DIVIDEND POLICY
We have never declared or paid any cash dividends on our common stock. We currently intend to retain any earnings for future growth and do not anticipate paying any cash dividends on our common stock in the foreseeable future. Any future determination to declare and pay dividends on our common stock will be at the discretion of our board of directors and will depend on our results of operations, financial conditions, contractual and legal restrictions and other factors the board of directors deems relevant.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS
The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership, and disposition of our common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership, and disposition of our common stock.
This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:
•	U.S. expatriates and former citizens or long-term residents of the United States;
•	persons holding our common stock as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•	banks, insurance companies, and other financial institutions;
•	brokers, dealers, or traders in securities;
•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
•	tax-exempt organizations or governmental organizations;
•	persons deemed to sell our common stock under the constructive sale provisions of the Code;
•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;
•	tax-qualified retirement plans;
•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and
•	persons subject to special tax accounting rules as a result of any item of gross income with respect to the stock being taken into account in an applicable financial statement.
If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder
For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:
•	an individual who is a citizen or resident of the United States;
•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions
As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if we make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Sale or Other Taxable Disposition.”
Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.
Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.
Sale or Other Taxable Disposition
A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:
•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or
•	our common stock constitutes a U.S. real property interest (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our common stock, which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of our common stock by a Non-U.S. Holder will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market and such Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.
Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Payments of dividends on our common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our common stock paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

PLAN OF DISTRIBUTION
We are party to a Capital on DemandTM Sales Agreement, dated June 10, 2024, between us and Jones (the “Sales Agreement”), under which we may issue and sell from time to time shares of our common stock having an aggregate offering price of up to $200,000,000 through or to Jones as sales agent or principal. Sales of our common stock, if any, will be made (i) by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act and (ii) with our prior written consent, by any other method permitted by law and the rules and regulations of the New York Stock Exchange.
Jones will offer our common stock subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and Jones. We will designate the maximum amount of common stock to be sold through Jones on a daily basis or otherwise determine such maximum amount together with Jones. Subject to the terms and conditions of the Sales Agreement, Jones will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct Jones not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. Jones or we may suspend the offering of our common stock being made through Jones under the Sales Agreement upon proper notice to the other party. We have the right, by giving written notice as specified in the Sales Agreement, to terminate the Sales Agreement in our sole discretion at any time. Jones has the right to terminate the Sales Agreement under circumstances specified in the Sales Agreement.
This offering will commence on the effective date of this prospectus supplement and will terminate upon the earlier of (i) the sale of all of our common stock subject to the Sales Agreement, or (ii) termination of the Sales Agreement as provided therein.
The aggregate compensation payable to Jones as sales agent will be up to 2.0% of the gross sales price of the shares sold through Jones pursuant to the Sales Agreement. We have also agreed to reimburse Jones for the fees and disbursements of its legal counsel in connection with the execution and delivery of the Sales Agreement in an amount not to exceed $65,000, plus certain ongoing fees and disbursements of its legal counsel. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Jones under the Sales Agreement and any reimbursement of ongoing fees and disbursements of its legal counsel, will be approximately $0.5 million. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.
Jones will provide written confirmation to us following the close of trading on the New York Stock Exchange on each day on which common stock is sold through it as sales agent under the Sales Agreement. Each confirmation will include the number of shares of common stock sold through it as sales agent on that day, the volume weighted average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us.
In any quarter in which shares of common stock are sold through Jones under the Sales Agreement, we will report the number of shares of common stock sold, the net proceeds to us and the compensation paid by us to Jones in connection with the sales of common stock.
Settlement for sales of common stock will occur, unless the parties agree otherwise, on the first business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
In connection with the sales of our common stock on our behalf, Jones will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Jones will be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to Jones against certain liabilities, including liabilities under the Securities Act. As sales agent, Jones will not engage in any transactions that stabilize our common stock.
Jones and/or its affiliates have in the past and may in the future provide various investment banking and other financial services for us for which services they would receive customary fees.
Our common stock is listed on the New York Stock Exchange and trades under the symbol “BYON.”
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A., 150 Royall Street, Canton, Massachusetts 02021.

VALIDITY OF THE SECURITIES
The validity of the shares of common stock being offered by this prospectus supplement has been passed upon for us by Latham & Watkins LLP, New York, New York. Duane Morris LLP, New York, New York is counsel for Jones in connection with this offering.
EXPERTS
The consolidated financial statements of Beyond, Inc. as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The financial statements of Medici Ventures, L.P. as of September 30, 2021 and for the period from April 23, 2021 to September 30, 2021 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The financial statements of Medici Ventures, L.P. as of September 30, 2022 and for the year then ended, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, and are included in the Annual Report (Form 10-K) of Beyond, Inc., for the year ended December 31, 2023, which is incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The financial statements of Medici Ventures, L.P. as of September 30, 2023 and for the year then ended, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, and are included in the Annual Report (Form 10-K) of Beyond, Inc., for the year ended December 31, 2023, which is incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The financial statements of tZERO Group, Inc. as of December 31, 2022 and 2021 and for the years then ended have been incorporated by reference herein and in the registration statement in reliance upon the report of Baker Tilly US, LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public through the SEC’s Internet site at www.sec.gov. Our annual, quarterly and current reports and amendments to those reports are also available over the Internet on our Investor Relations website at https://investors.beyond.com All internet addresses provided in this prospectus supplement are for informational purposes only and are not intended to be hyperlinks. In addition, the information on, or accessible through, our Internet site, or any other Internet site described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus supplement or the accompanying prospectus.
We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the shares of common stock offered hereby, we refer you to the registration statement and the exhibits and schedules thereto. Statements contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement (or any document incorporated by reference therein) are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement (or such other document incorporated by reference therein). The registration statement and the documents referred to below under “Information Incorporated by Reference” are also available on the SEC’s website and the investor relations section of our website, each as set forth above.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to incorporate by reference into this prospectus supplement certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference herein is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Current Report on Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):
•	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 23, 2024;
•	The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 28, 2024;
•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 8, 2024;
•
Our Current Reports on Form 8-K filed with the SEC on February 20, 2024 (but only the first and second Current Reports on Form 8-K filed on such date, and excluding, in each case, the information and related exhibit furnished pursuant to Item 7.01), March 7, 2024 (excluding the information and related exhibit furnished pursuant to Item 7.01), April 18, 2024 and May 24, 2024; and

•
The description of our common stock contained in the Registration Statement on Form 8-A12B, filed with the SEC on October 25, 2023, and any amendment or report filed with the SEC for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, but excluding any information that is (or is deemed to be) furnished to and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus supplement or the accompanying prospectus is deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus supplement and the accompanying prospectus.
You should not assume that the information in this prospectus supplement or any document incorporated by reference herein is accurate as of any date other than the date of this prospectus supplement or the date of the documents incorporated by reference in this prospectus supplement.
We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, at no cost to the requester, a copy of any or all of the information that is incorporated by reference in this prospectus supplement, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference therein. Requests for such documents should be directed to:
Beyond, Inc.
799 West Coliseum Way
Midvale, Utah 84047
Attn: Investor Relations
(801) 947-3100
You may also access the documents incorporated by reference in this prospectus supplement and the accompanying prospectus on our Investor Relations website at https://investors.beyond.com. The information on, or accessible through, our website, or any other website described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus supplement, the accompanying prospectus, or the registration statement of which they form a part.

PROSPECTUS

BEYOND, INC.

Common Stock
Preferred Stock
Debt Securities
Warrants
Purchase Contracts
Units
We may offer and sell the securities identified above, and selling securityholders that may be named in a prospectus supplement, if any, may offer and sell common stock, in each case, from time to time in one or more offerings. This prospectus provides you with a general description of the securities. We will not receive any proceeds from the sale of our common stock by the selling securityholders.
Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. In addition, in connection with certain offers and sales of securities by the selling securityholders, we and the selling securityholders will provide, if applicable, a prospectus supplement to this prospectus containing specific information about the offering by the selling securityholders and the amounts, prices and terms of the securities being offered. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. In addition, the selling securityholders may offer and sell shares of our common stock from time to time, together or separately. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 8 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Our common stock is listed on the New York Stock Exchange under the symbol “BYON.” On June 7, 2024, the last reported sale price of our common stock on the New York Stock Exchange was $14.94 per share.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 10, 2024.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings and the selling securityholders to be named in a supplement to this prospectus may, from time to time, sell common stock from time to time in one or more offerings as described in this prospectus. Each time that we or the selling securityholders offer and sell securities, we or the selling securityholders will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
Neither we, nor the selling securityholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling securityholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
When we refer to “Beyond,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Beyond, Inc. and its controlled subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

TRADEMARKS
This prospectus includes, or incorporates by reference, our trademarks, service marks, brand names and trade names, including, without limitation, Bed Bath & Beyond®, Overstock.com®, and Zulily®, which are our property and are protected under applicable intellectual property laws. This prospectus also contains, or incorporates by reference, trademarks, service marks, brand names and trade names of other companies, which are the property of their respective owners. Any use or display of other parties’ trademarks, service marks, brand names or trade names in this prospectus, or any documents incorporated by reference herein, does not imply, and such use or display should not be construed to imply, any affiliation with, or endorsement of or by, such third parties. Solely for convenience, trademarks, service marks, brand names, and trade names referred to in this prospectus, or any documents incorporated by reference herein, may appear with or without the ®, SM or TM symbols, but use (or omission) of such symbols is not intended to limit in any way our rights, or the rights of the applicable owner or any applicable licensor, in and to these trademarks, service marks, brand names, and trade names.

SPECIAL CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of the federal securities laws. We intend for these statements to be entitled to the protection of the safe harbor provisions of these laws. You can find many of these statements by looking for words such as “may,” “would,” “could,” “should,” “will,” “expect,” “anticipate,” “predict,” “project,” “potential,” “continue,” “contemplate,” “seek,” “assume,” “believe,” “intend,” “plan,” “forecast,” “goal,” “estimate,” or other similar expressions which identify these forward-looking statements.
These forward-looking statements involve risks and uncertainties and relate to future events or our future financial or operating performance. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry and business, and on management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, you are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to assumptions, risks, uncertainties, and other important factors that are difficult to predict, and that actual results and outcomes may be materially different from the results or outcomes expressed or implied by any of our forward-looking statements for a variety of reasons, including among others:
•
any difficulties we may encounter as a result of our reliance on third-parties that we do not control for the performance of critical functions material to our business, such as carriers, fulfillment partners, and SaaS/IaaS providers;

•	any inability to compete successfully against existing or future competitors or to effectively market our business and generate customer traffic;
•	a recession or other economic downturn, inflation, high interest rates, our exposure to the U.S. housing market, or other changes in U.S. and global economic conditions or U.S. consumer spending;
•
any increases in the price of importing goods into the U.S. or transporting to our customers the types of merchandise we sell or other supply chain challenges that limit our ability to deliver merchandise to our customers in a timely and cost-effective manner;

•
any difficulties or negative consequences we may encounter as a result of our changed company name, changed stock ticker symbol, changed stock exchange on which our common stock trades, or as a result of the use of our various brands including Beyond, Overstock, Bed Bath & Beyond, Zulily, Backyard, and College Living;

•	any problems associated with the changing job market, changing job structure, changing compensation structure, or ability to attract and retain key personnel;
•	any inability to generate and maintain unpaid natural traffic to our Website;
•	any inability to become profitable or generate positive cash flow from operations;
•	any challenges that would result in the event of any loss of functionality or unavailability of our Website or reduced performance of our transaction systems;
•	our exposure to cybersecurity risks, risks of data loss and other security breaches;
•	the risk that we may be required to recognize losses relating to our equity and other investments;
•	the impacts that we would experience if governmental entities or providers of consumer devices and internet browsers further restrict or regulate the use of “cookie” tracking technologies;
•	the impact that any litigation, claims, or regulatory matters could have on our business, financial condition, results of operations, and cash flows;
•	any inability to optimize and effectively operate our distribution center, warehouse, and customer service operations;
•	any failures to effectively utilize technological advancements;
•	negative economic consequences of various global conflicts and macroeconomic factors;

•	negative consequences associated with our determination to partially self-insure our employee's health insurance;
•	the possibility that we may be unable to protect our proprietary technology and to obtain trademark protection for our marks;
•	current and future claims of intellectual property infringement to which we are subject;
•	any difficulties we may encounter as a result of our reliance on third-parties that we do not control for their representations regarding product compliance with various laws and regulations;
•
any difficulties we may encounter as a result of our evolving business practices, including the expansion of our products and service offerings, our continuing expansion into international markets, and our changing approach to the sale of non-home items and sales through our various websites and brands;

•
any problems associated with our lack of visibility into, and our lack of influence over, our equity method investments, including our reliance on third-parties to timely and accurately report material events to us;

•
any inability of Pelion Venture Partners to successfully manage the Medici Ventures, L.P. fund, in which we are the limited partner, or any other entity in which we also have a direct minority interest; and

•	the other risks described in this prospectus and the documents incorporated by reference herein.
In evaluating all forward-looking statements, you should specifically consider the risks outlined above and in this prospectus and the documents incorporated by reference herein, especially under the headings “Special Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors,” “Legal Proceedings,” and “Management's Discussion and Analysis of Financial Condition and Results of Operations.” These factors may cause our actual results and outcomes to differ materially from those contemplated by any forward-looking statement. Although we believe that our expectations reflected in the forward-looking statements are reasonable, we cannot guarantee or offer any assurance of future results, levels of activity, performance or achievements or other future events. Our forward-looking statements contained in this prospectus and the documents incorporated by reference herein speak only as of the date of this prospectus and the documents incorporated by reference herein, respectively, and, except as required by law, we undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this prospectus or any changes in our expectations or any change in any events, conditions or circumstances on which any of our forward-looking statements are based.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is https://www.sec.gov.
Our web site address is https://beyond.com, and our reports, proxy statements and other information we have incorporated by reference in this prospectus and filed electronically with the SEC are available on our Investor Relations website at https://investors.beyond.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 23, 2024.
•	The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 28, 2024.
•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 8, 2024.
•
Our Current Reports on Form 8-K filed with the SEC on February 20, 2024 (but only the first and second Current Reports on Form 8-K filed on such date, and excluding, in each case, the information and related exhibit furnished pursuant to Item 7.01), March 7, 2024 (excluding the information and related exhibit furnished pursuant to Item 7.01), April 18, 2024 and May 24, 2024.

•
The description of our Common Stock contained in the registration statement on Form 8-A12B, filed with the SEC on October 25, 2023, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
BEYOND, INC.
799 WEST COLISEUM WAY
MIDVALE, UT 84047
ATTN: INVESTOR RELATIONS
(801) 947-3100
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY
We are an e-commerce expert with a singular focus: connecting consumers with products and services they love. As the owner of the iconic Bed Bath & Beyond and Overstock.com brands, as well as several other brands, we strive to curate an exceptional online shopping experience. Specializing in furniture and home furnishings, Bed Bath & Beyond is a premier online retailer, catering to customers in the United States and Canada. Our e-commerce platform, accessible through our mobile app, www.bedbathandbeyond.com, www.bedbathandbeyond.ca, www.overstock.com, and www.backyard.bedbathandbeyond.com (collectively referred to as the “Website”) serves as a gateway for those seeking a diverse array of top-tier, on-trend home products at competitive prices. From furniture, bedding, and bath essentials to patio and outdoor gear, area rugs, tabletop and cookware, décor, storage and organization solutions, small appliances, and home improvement items – we offer an extensive range of furniture and home furnishings to elevate our customers' living spaces within the four corners of their home and the four corners of their property. We have included our Website addresses only as inactive textual references and do not intend them to be an active link to our Website or incorporate information from our Website into this prospectus.
Our company, based in Midvale, Utah, was founded as a Utah limited liability company in 1997, reorganized as a C corporation in the State of Utah in 1998, and reincorporated in Delaware in 2002. We launched our initial website in March 1999. In November 2023, we changed our corporate name from Overstock.com, Inc. to Beyond, Inc., and transferred the principal listing of our common stock from the Nasdaq Global Market to the New York Stock Exchange. Our common stock ceased trading under the ticker symbol “OSTK” on the Nasdaq Global Market at the close of market November 3, 2023 and on November 6, 2023, our common stock began trading under the ticker symbol “BYON” on the New York Stock Exchange. We will not distinguish between our prior and current corporate name and will refer to our current corporate name throughout this prospectus and any accompanying prospectus supplement.
Our principal executive offices are located at 799 West Coliseum Way, Midvale, UT 84047, and our telephone number is (801) 947-3100.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Special Cautionary Note Regarding Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We will not receive any of the proceeds from the sale of common stock being offered by any of the selling securityholders.

DESCRIPTION OF CAPITAL STOCK
The following information describes our common stock, par value $0.0001 per share, as well as certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws. This description is only a summary. For a complete statement of the terms and rights of the common stock, you should also refer to our amended and restated certificate of incorporation and amended and restated bylaws which have been publicly filed with the SEC, as well as the General Corporation Law of the State of Delaware (“DGCL”), including Section 203. See “Where You Can Find More Information; Incorporation by Reference.”
Capital Stock
Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share. Our board of directors may establish the rights, powers and preferences of undesignated preferred stock from time to time. Our board of directors is authorized, without stockholder approval except as required by the listing standards of the New York Stock Exchange, to issue additional shares of our authorized capital stock.
Common Stock
Voting Rights
The holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Our amended and restated certificate of incorporation prohibits cumulative voting. Rather, the election of directors shall be decided by a plurality vote of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. With respect to matters other than the election of directors, if a quorum is present, the affirmative vote of a majority of the shares represented and voting at a duly held meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the stockholders, unless the vote of a greater number or a vote by classes is required by law, by our amended and restated certificate of incorporation or by our amended and restated bylaws. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. Our amended and restated certificate of incorporation prohibits stockholders from taking action by written consent in lieu of a meeting.
Dividend Rights
Subject to any preferential rights of holders of any outstanding shares of preferred stock, holders of our common stock are entitled to receive ratably any dividends or other distributions that may be declared from time to time by the board of directors out of funds legally available therefor. We have never declared or paid any cash dividends on our common stock. We currently intend to retain any earnings for future growth and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our results of operations, financial conditions, contractual and legal restrictions and other factors the board deems relevant.
Liquidation Rights
In the event of our liquidation, dissolution or winding up, holders of our common stock would be entitled to share ratably in our assets remaining after the payment of liabilities, subject to prior distribution rights of holders of any shares of preferred stock then outstanding.
Preemption, Conversion, and Redemption Rights
Holders of our common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption provisions applicable to the common stock. The outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock that we may designate and/or issue in the future.
Board of Directors
The terms of all members of the board of directors will expire at the 2025 annual meeting of stockholders and, beginning at the 2025 annual meeting of stockholders and at each annual meeting thereafter, each director will stand for election for a term expiring at the next annual meeting. No stockholder will be permitted to cumulate votes at any election of directors. Directors may be removed with or without cause by the affirmative vote of at least a majority of the voting power of the issued and outstanding capital stock of the Company entitled to vote in the election of directors.
Anti-Takeover Effects of Certain Provisions of Delaware Law
Provisions of Delaware law and of our amended and restated certificate of incorporation and amended and restated bylaws could make the acquisition of the Company through a tender offer, a proxy contest or other means more difficult and could make the removal of incumbent officers and directors more difficult. These provisions to discourage inadequate takeover bids and to encourage persons seeking to acquire control of the Company to first negotiate with our board of directors. We believe that the benefits provided by our ability to negotiate with the proponent of an unsolicited proposal would outweigh the disadvantages of discouraging these proposals. We believe the negotiation of an unsolicited proposal could result in terms more favorable to our stockholders.
We are subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless:
•	prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers, and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or subsequent to such time, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a business combination to include:
•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;
•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.
In general, an “interested stockholder” is a person who owns or, in certain circumstances, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation's outstanding voting securities. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance.
This summary of the provisions of Section 203 of the DGCL does not purport to be complete and is qualified in its entirety by reference to our amended and restated certificate of incorporation, our amended and restated bylaws, and the DGCL.
Anti-Takeover Provisions of the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws
Certain provisions in our amended and restated certificate of incorporation and amended and restated bylaws summarized below could discourage, delay or prevent a change in control of our Company or changes in our management that the stockholders of our Company may deem advantageous.

Preferred Stock
Under our amended and restated certificate of incorporation, the board of directors may issue, without further stockholder approval, shares of preferred stock in one or more series and may also set forth the voting powers, full or limited or none, of each such series of preferred stock, which the board could use to implement a stockholder rights plan (also known as a “poison pill”). The board of directors shall fix the designations, preferences and relative, participating, optional or other special rights of each such series of preferred stock and the qualifications, limitations or restrictions of such powers, designations, preferences or rights.
No Action by Written Consent
Under our amended and restated certificate of incorporation and amended and restated bylaws, stockholders of the Company may not take action by written consent in lieu of a meeting.
Special Meetings of Stockholders
Under our amended and restated bylaws, special meetings of our stockholders may be called only by the board of directors, the chairman of the board, the chief executive officer, or the president of the Company.
Advance Notice Requirements for Stockholders Proposals and Director Nominations
Under our amended and restated bylaws, for nominations for election to our board or for proposing matters that can be properly acted upon by stockholders at annual stockholder meetings, the stockholder must (i) provide timely notice thereof in writing and in proper form to the secretary of the corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by the amended and restated bylaws. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made.
Board of Directors and Vacancies
The authorized number of directors on the board of directors will be established from time to time by resolution of the board of directors. Vacancies arising through death, resignation, removal, an increase in the number of directors or otherwise may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director.
Amendment of Our Amended and Restated Certificate of Incorporation
Our amended and restated certificate of incorporation provides that it may be amended only with the affirmative vote of a majority of the outstanding stock entitled to vote thereon.
Amendment of Our Amended and Restated Bylaws
The board of directors is expressly authorized to make, alter or repeal our amended and restated bylaws. Our amended and restated bylaws provide that stockholders are permitted to amend the amended and restated bylaws only with the approval of the holders of sixty-six and two-thirds percent (66 2/3%) of the voting power of outstanding capital stock entitled to vote at an election of directors.
Forum Selection Clause
Under the amended and restated certificate of incorporation and the amended and restated bylaws, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for making certain types of claims will be a state or federal court located within the State of Delaware. This provision applies to (i) any derivative action or proceeding brought on behalf of the company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Company to the Company or its stockholders, (iii) any action asserting a claim against the company or any director or officer or other employee of the Company arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation and the amended and restated bylaws, or (iv) any action asserting a claim against the company or any director or officer or other employee of the company governed by the internal affairs doctrine.
Transfer Agent and Registrar
Our transfer agent and registrar for our common stock is Computershare Trust Company, N.A.
Listing
Our common stock is listed on the New York Stock Exchange under the trading symbol “BYON.”

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and a trustee named in a prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
As used in this section only, “Beyond,” “we,” “our” or “us” refer to Beyond, Inc. excluding our subsidiaries, unless expressly stated or the context otherwise requires.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
•	the title and ranking of the debt securities (including the terms of any subordination provisions);
•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;
•	any limit on the aggregate principal amount of the debt securities;
•	the date or dates on which the principal of the securities of the series is payable;
•
the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•
the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;
•
any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•
the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•
the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;
•
if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•
the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;
•
any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;
•
the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•
any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:
•
we are the surviving entity or the successor person (if other than Beyond) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.
Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)
Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:
•
default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;
•
default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Beyond and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Beyond; or
•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and
•
the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:
•	to cure any ambiguity, defect or inconsistency;
•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets;”
•	to provide for uncertificated securities in addition to or in place of certificated securities;
•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;
•	to surrender any of our rights or powers under the indenture;
•	to add covenants or events of default for the benefit of the holders of debt securities of any series;
•	to comply with the applicable procedures of the applicable depositary;
•	to make any change that does not adversely affect the rights of any holder of debt securities;
•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;
•
to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)
We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
•
reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;
•
waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;
•
make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security. (Section 9.3)
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)
Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
•
we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).
The conditions include:
•
depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Securityholders
None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.
The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.
The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10)

DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable prospectus supplement a description of any warrants, purchase contracts or units issued by us that may be offered and sold pursuant to this prospectus.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
•	a limited-purpose trust company organized under the New York Banking Law;
•	a “banking organization” within the meaning of the New York Banking Law;
•	a member of the Federal Reserve System;
•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
•
DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or
•	an Event of Default has occurred and is continuing with respect to such series of securities, we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream
If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION
We or any of the selling securityholders may sell the offered securities from time to time:
•	through underwriters or dealers;
•	through agents;
•	directly to one or more purchasers; or
•	through a combination of any of these methods of sale.
We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS
Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Beyond, Inc. Additional legal matters may be passed upon for us, the selling securityholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Beyond, Inc. as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The financial statements of Medici Ventures, L.P. as of September 30, 2021 and for the period from April 23, 2021 to September 30, 2021 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The financial statements of Medici Ventures, L.P. as of September 30, 2022 and for the year then ended, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, and are included in the Annual Report (Form 10-K) of Beyond, Inc., for the year ended December 31, 2023, which is incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The financial statements of Medici Ventures, L.P. as of September 30, 2023 and for the year then ended, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, and are included in the Annual Report (Form 10-K) of Beyond, Inc., for the year ended December 31, 2023, which is incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The financial statements of tZERO Group, Inc. as of December 31, 2022 and 2021 and for the years then ended have been incorporated by reference herein and in the registration statement in reliance upon the report of Baker Tilly US, LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

$200,000,000

Beyond, Inc.
Common Stock
PROSPECTUS SUPPLEMENT

June 10, 2024